UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2019

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XONE	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2019, the Board of Directors (the “Board”) of The ExOne Company, a Delaware corporation (the “Company”) elected John F. Hartner as the Company’s new Chief Executive Officer. Mr. Hartner succeeds S. Kent Rockwell, who resigned from the role of Chief Executive Officer simultaneously with Mr. Hartner’s election, and who retains the role of Chairman of the Board. Mr. Hartner joined the Company as Chief Operating Officer in November 2018. His biographical information is included under the heading “Executive Officers of ExOne” in the Company’s definitive proxy statement filed with the SEC on April 4, 2019 and is incorporated herein by reference.

Also on May 15, 2019, and in connection with Mr. Hartner’s election as Chief Executive Officer, the Company and Mr. Hartner entered into an employment agreement (the “Employment Agreement”) with an initial two-year term, subject to automatic extension for additional one-year periods. Under the Employment Agreement, Mr. Hartner will earn an initial annual base salary of $375,000, and will be eligible to participate in any annual bonus plan or long-term incentive compensation plan maintained by the Company, in both cases on the terms established from time-to-time by the Board or its Compensation Committee. Mr. Hartner is also entitled to participate in all employee benefit and fringe benefit plans made available by the Company to its executive employees, and is also eligible to participate in the Company’s Change of Control Severance Plan at Tier I.

The Employment Agreement provides, among other matters, that if Mr. Hartner terminates his employment for “good reason” (as defined in the Employment Agreement) or is terminated without “cause” (as defined in the Employment Agreement), and in each such case he has timely delivered a release of claims, Mr. Hartner will be entitled to receive, among other severance payments and benefits, an amount equal to one year of his then-current base salary and a pro-rata portion of his bonus for the year of termination and payment of his COBRA health insurance continuation premium for the COBRA continuation period (generally 18 months) or until such time as Mr. Hartner is employed, whichever is earlier. Mr. Hartner is also subject to non-competition and non-solicitation restrictions during the term of his employment with the Company and for a period of one year thereafter. The Employment Agreement is expected to be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

In connection with his election as Chief Executive Officer, on March 15, 2019, the Compensation Committee of the Board authorized the grant of an equity award of restricted stock to Mr. Hartner valued at $175,000 (or 21,263 shares), which vests on the first anniversary of the grant date. The restricted stock granted to Mr. Hartner is subject to the terms and conditions set forth in The ExOne Company 2013 Equity Incentive Plan (the “Plan”) and the standard form restricted stock award agreement utilized by the Company.

For his continuing role as Chairman of the Board, Mr. Rockwell is eligible to receive the $50,000 annual cash retainer payable to non-employee directors, and a restricted stock award in the amount of 7,500 shares (annualized) for 2019. On May 15, 2019, the Board granted to Mr. Rockwell 5,500 shares of restricted stock under the Plan, representing the approximate pro rata portion of the 7,500 restricted stock award for 2019. The shares of restricted stock vest on February 6, 2020.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 15, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) in North Huntingdon, Pennsylvania. Holders of a total of 14,178,761 shares of Common Stock were present or represented by proxy at the Annual Meeting, representing approximately 86.77% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

The final voting results on the matters considered at the Annual Meeting are provided below.

Proposal 1: The individuals listed below were elected as directors to hold office for a one-year term expiring at the 2020 Annual Meeting of Stockholders.

Director Name	For	Against	Abstained*	Broker Non- Votes*	Percentage of Votes Cast in Favor of Total Votes Cast
S. Kent Rockwell	8,755,585	87,883	13,567	5,321,726	99.01%
John Irvin	8,149,888	692,683	14,464	5,321,726	92.17%
Gregory F. Pashke	8,661,517	181,339	14,179	5,321,726	97.95%
Lloyd A. Semple	8,661,044	181,589	14,402	5,321,726	97.95%
William F. Strome	8,661,846	180,962	14,227	5,321,726	97.95%
Roger W. Thiltgen	8,764,097	79,021	13,917	5,321,726	99.11%
Bonnie K. Wachtel	8,800,783	41,568	14,684	5,321,726	99.53%

*	Abstentions and broker non-votes are not counted in determining the number of votes with respect to Proposal 1 and, therefore, did not affect the outcome of the voting on Proposal 1.

Proposal 2: Schneider Downs & Co., Inc. was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For: 14,094,008
Against: 49,811
Abstained**: 34,942
Broker Non-Votes**: 0
Percentage of Votes Cast in Favor of Total Shares Represented at Meeting: 99.40%

**

Abstentions are counted towards the vote total for Proposal 2 and have the same effect as “Against” votes. Because broker non-votes are not deemed to be votes entitled to be cast, they did not affect the outcome of the voting on Proposal 2.

Proposal 3: The amendment to the Company’s Certificate of Incorporation was not approved, as it did not receive the vote of at least 75% of the voting power of all outstanding shares of the Company’s common stock.

For: 8,821,625
Against: 24,620
Abstained***: 10,790
Broker Non-Votes***: 5,321,726
Percentage of Votes Cast in Favor of Total Common Shares Outstanding: 53.98%

***	Abstentions and broker non-votes are counted towards the vote total for Proposal 3 and have the same effect as “Against” votes.

Proposal 4: The compensation paid to the Company’s named executive officers in 2018 was approved on a non-binding advisory basis.

For: 8,626,369
Against: 211,396
Abstained****: 19,270
Broker Non-Votes****: 5,321,726
Percentage of Votes Cast in Favor of Total Shares Represented at Meeting: 97.40%

****

Abstentions are counted towards the vote total for Proposal 4 and have the same effect as “Against” votes. Because broker non-votes are not deemed to be votes entitled to be cast, they did not affect the outcome of the voting on Proposal 4.

Proposal 5: The frequency of one year for future advisory votes on compensation paid to the named executive officers was approved on a non-binding advisory basis.

1 Year: 8,700,353
2 Years: 26,346
3 Years: 73,524
Abstentions*****: 56,812

*****

Because the frequency receiving the most votes is deemed the preference of the stockholders, abstentions are not counted in determining the outcome of Proposal 5 and, therefore, did not affect the outcome of the voting on Proposal 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EXONE COMPANY

By:	/s/ Loretta L. Benec
Loretta L. Benec
General Counsel & Corporate Secretary

Dated: May 21, 2019